Exhibit 99.1

LUMINEX CORPORATION REPORTS THIRD QUARTER
2018 FINANCIAL RESULTS

AUSTIN, Texas (November 5, 2018) - Luminex Corporation (Nasdaq: LMNX) today announced financial results for the third quarter of 2018. Financial and operating highlights for the quarter include:

•	Third quarter 2018 consolidated revenue was $72.4 million, a decrease of 2% compared to the third quarter 2017. Revenue growth, excluding LabCorp sales, was up 7% over the prior year quarter.

•
Assay revenue was $33.7 million for the quarter ended September 30, 2018, a decrease of 11% over assay revenue for the third quarter 2017. Similarly, excluding sales to LabCorp, assay revenue increased 6% for the quarter ended September 30, 2018 over the prior year quarter.

•	Total sample-to-answer molecular product revenue grew approximately 15% from $11.9 million in the third quarter 2017 to $13.6 million in the third quarter of 2018.

•	Placed 81 sample-to-answer molecular systems under contract during the third quarter of 2018. Active sample-to-answer customers now number over 550.

•
Sample-to-answer utilization per VERIGENE® customer grew approximately 7%, to $104,000 from $97,000 in the prior year quarter; and utilization per ARIES® customer grew approximately 28%, to approximately $55,000 from $43,000 in the prior year quarter.

•
284 multiplexing analyzers were shipped during the quarter; now totaling more than 15,700 since the Company’s inception. Multiplexing analyzers consists of a combination of MAGPIX® systems, LX systems, and FLEXMAP 3D® systems.

•
Third quarter 2018 GAAP net income of $1.7 million or $0.04 per diluted share, and non-GAAP net income of $2.2 million or $0.05 per diluted share. This compares to GAAP net income of $17.6 million or $0.40 per diluted share, and non-GAAP net income of $5.5 million or $0.13 per diluted share, for the third quarter 2017. GAAP net income in the prior year included a non-recurring income tax benefit of $12.4 million related to our Canadian valuation allowance.

•	On October 18, 2018, the Company entered into a definitive agreement to acquire EMD Millipore Corporation’s flow cytometry portfolio for $75 million.

“With the acquisition of the flow cytometry assets from MilliporeSigma and the departure of LabCorp, Luminex will be a more diversified company with a substantial pipeline of products and a solid foundation for increasing our growth and enhancing our leadership,” said Homi Shamir, President and Chief Executive Officer of Luminex.  “Although order timing resulted in slightly lower revenue than expected in the third quarter, I am pleased with the significant progress we continue to make across our diversified business. Our sample-to-answer portfolio continued its strong momentum, with the addition of 81 contracted systems during the quarter. In addition, our Licensed Technologies Group revenue stream grew 7% over the prior year quarter and returned to growth mode as expected. With the closing of the strategic MilliporeSigma transaction we will begin 2019 with an additional revenue stream, beyond our planned organic growth, that we expect will add $40-$50 million dollars of revenue and should be accretive by the end of 2019.”

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	September 30,		Variance
	2018	2017	($)	(%)
	(unaudited)

System sales	$10,026	$9,903	$123	1%
Consumable sales	11,627	10,619	1,008	9%
Royalty revenue	12,081	11,001	1,080	10%
Assay revenue	33,747	37,917	(4,170)	(11)%
Service revenue	3,015	2,894	121	4%
Other revenue	1,949	1,802	147	8%
	$72,445	$74,136	$(1,691)	(2)%

FINANCIAL OUTLOOK AND GUIDANCE

The Company provides annual revenue guidance, updated as appropriate, at each quarterly reporting period. Luminex anticipates fourth quarter 2018 revenue to be between $77.0 million and $79.0 million and thus expects to be in the middle of its full year 2018 revenue guidance of between $310 million and $316 million. This takes into account the departure of LabCorp Women’s Health and a moderate flu season.

CONFERENCE CALL

Management will host a conference call at 3:30 p.m. CT / 4:30 p.m. ET, on Monday, November 5, 2018 to discuss the operating highlights and financial results for the third quarter 2018. The conference call will be webcast live and may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. The call will be archived for six months on the website using the ‘replay’ link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP® system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

ABOUT LUMINEX CORPORATION

At Luminex, our mission is to empower labs to obtain reliable, timely, and actionable answers, ultimately advancing health. We offer a wide range of solutions applicable in diverse markets including clinical diagnostics, pharmaceutical drug discovery, biomedical research, genomic and proteomic research, biodefense research, and food safety. We accelerate reliable answers while simplifying complexity and deliver certainty with a seamless experience. To learn more about Luminex, please visit us at www.luminexcorp.com.

Statements made in this release that express Luminex’s or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding expected revenue and cost savings and projected 2018 performance, including revenue guidance. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.  It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements.  Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, concentration of Luminex’s revenue in a limited number of direct customers and strategic partners, some of which may be experiencing decreased demand for their products utilizing or incorporating Luminex’s technology, budget or finance constraints in the current economic environment, or periodic variability in their purchasing patterns or practices as a result of internal resource planning challenges; market demand and acceptance of Luminex’s products and technology, including ARIES®, MultiCode®, xMAP®, VERIGENE® and NxTAG® products; Luminex’s ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels; Luminex’s ability to obtain and enforce intellectual property protections on Luminex’s products and technologies; the impact on Luminex’s growth and future results of operations with respect to the loss of the LabCorp women’s health business anticipated in June 2018; Luminex’s ability to successfully launch new products in a timely manner; dependence on strategic partners for development, commercialization and distribution of products; risks and uncertainties associated with implementing Luminex’s acquisition strategy, Luminex’s challenge to identify acquisition targets, including Luminex’s ability to obtain financing on acceptable terms; Luminex’s ability to integrate acquired companies or selected assets into Luminex’s consolidated business operations, and the ability to fully realize the benefits of Luminex’s acquisitions; the timing of and process for regulatory approvals; competition and competitive technologies utilized by Luminex’s competitors; fluctuations in quarterly results due to a lengthy and unpredictable sales cycle; fluctuations in bulk purchases of consumables; fluctuations in product mix, and the seasonal nature of some of Luminex’s assay products; Luminex’s ability to comply with applicable laws, regulations, policies and procedures; the impact of the ongoing uncertainty in global finance markets and changes in governmental and governmental agency funding, including effects on the capital spending policies of Luminex’s partners and end users and their ability to finance purchases of Luminex’s products; changes in interpretation, assumptions and expectations regarding the Tax Cuts and Jobs Act, including additional guidance that may be issued by federal and state taxing authorities; changes in principal members of Luminex’s management staff; potential shortages, or increases in costs, of components or other disruptions to Luminex’s manufacturing operations; Luminex’s increasing dependency on information technology to improve the effectiveness of Luminex’s operations and to monitor financial accuracy and efficiency; the implementation, including any modification, of Luminex’s strategic operating plans; the uncertainty regarding the outcome or expense of any litigation brought against or initiated by Luminex; risks relating to Luminex’s foreign operations, including fluctuations in exchange rates, tariffs, customs and other barriers to importing/exporting materials and products in a cost effective and timely manner; difficulties in accounts receivable collections; Luminex’s ability to monitor and comply with foreign and international laws and treaties; and Luminex’s ability to comply with changes in international taxation policies; budget or finance constraints in the current economic environment, or periodic variability in their purchasing patterns or practices as a result of material resource planning challenges; reliance on third party distributors for distribution of specific Luminex-developed and manufactured assay products, as well as the risks discussed under the heading "Risk Factors" in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission.  The forward-looking statements, including the financial guidance and 2018 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2018	2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$146,894	$127,112
Accounts receivable, net	42,205	40,648
Inventories, net	55,046	49,478
Prepaids and other	11,907	7,403
Total current assets	256,052	224,641
Property and equipment, net	61,876	58,258
Intangible assets, net	73,815	75,985
Deferred income taxes	27,875	37,552
Goodwill	85,481	85,481
Other	10,729	8,599
Total assets	515,828	490,516
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,300	$14,537
Accrued liabilities	19,895	25,990
Deferred revenue	5,589	4,721
Total current liabilities	38,784	45,248
Deferred revenue	1,277	1,498
Other	7,556	5,863
Total liabilities	47,617	52,609
Stockholders' equity:
Common stock	44	43
Additional paid-in capital	360,825	350,834
Accumulated other comprehensive loss	(1,046)	(625)
Retained earnings	108,388	87,655
Total stockholders' equity	468,211	437,907
Total liabilities and stockholders' equity	$515,828	$490,516

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)

Revenue	$72,445	$74,136	$234,685	$228,372
Cost of revenue	28,189	28,317	87,535	79,706
Gross profit	44,256	45,819	147,150	148,666
Operating expenses:
Research and development	11,996	10,670	33,994	35,350
Selling, general and administrative	26,340	26,454	79,780	78,604
Amortization of acquired intangible assets	2,166	2,166	6,498	6,689
Total operating expenses	40,502	39,290	120,272	120,643
Income from operations	3,754	6,529	26,878	28,023
Other income, net	8	(1)	465	(6)
Income before income taxes	3,762	6,528	27,343	28,017
Income tax expense	(2,025)	11,085	(6,540)	4,371
Net income	$1,737	$17,613	$20,803	$32,388

Net income attributable to common stock holders
Basic	$1,708	$17,299	$20,447	$31,789
Diluted	$1,708	$17,299	$20,449	$31,789

Net income per share attributable to common stock holders
Basic	$0.04	$0.40	$0.47	$0.74
Diluted	$0.04	$0.40	$0.46	$0.74

Weighted-average shares used in computing net income per share
Basic	43,836	43,164	43,679	43,110
Diluted	44,707	43,266	44,193	43,216

Dividends declared per share	$0.06	$0.06	$0.18	$0.18

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$1,737	$17,613	$20,803	$32,388
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,714	5,609	17,737	16,879
Stock-based compensation	3,652	3,829	8,460	8,577
Deferred income tax benefit	4,889	(10,379)	8,650	(3,112)
Loss on sale or disposal of assets	332	417	443	417
Other	(159)	357	(1,286)	1,279
Changes in operating assets and liabilities:
Accounts receivable, net	4,570	(3,295)	9,623	(4,053)
Inventories, net	(2,982)	988	(5,584)	(5,316)
Other assets	(4,187)	(1,564)	(4,743)	(2,761)
Accounts payable	(47)	(2,163)	(1,708)	(4,532)
Accrued liabilities	1,633	2,273	(6,440)	(5,138)
Deferred revenue	—	81	653	(269)
Net cash provided by operating activities	15,152	13,766	46,608	34,359
Cash flows from investing activities:
Purchase of property and equipment	(5,228)	(3,981)	(14,264)	(10,384)
Proceeds from sale of assets	—	1	—	1
Issuance of note receivable	—	(700)	(1,000)	(700)
Purchase of investment	—	—	(1,782)	(1,000)
Acquired technology rights	—	(60)	(4,000)	(60)
Net cash used in investing activities	(5,228)	(4,740)	(21,046)	(12,143)
Cash flows from financing activities:
Proceeds from employee stock plans and issuance of common stock	566	1,005	3,982	3,234
Shares surrendered for tax withholding	(18)	(28)	(2,034)	(2,124)
Dividends	(2,676)	(2,645)	(7,978)	(5,281)
Net cash used in financing activities	(2,128)	(1,668)	(6,030)	(4,171)
Effect of foreign currency exchange rate on cash	102	(152)	250	(586)
Change in cash and cash equivalents	7,898	7,206	19,782	17,459
Cash and cash equivalents, beginning of period	138,996	103,705	127,112	93,452
Cash and cash equivalents, end of period	$146,894	$110,911	$146,894	$110,911

LUMINEX CORPORATION
NON-GAAP RECONCILIATION
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)

Reported Net Income	$1,737	$17,613	$20,803	$32,388
Acquisition related costs	215	—	233	—
Severance & costs associated with legal proceedings	177	347	301	1,005
Income tax effect of above adjusting items	(188)	(71)	(211)	(250)
Income tax effect from discrete tax items	223	(12,423)	(1,384)	(12,423)
Adjusted Net Income	$2,164	$5,466	$19,742	$20,720

Adjusted net income per share, basic	$0.05	$0.13	$0.45	$0.48
Shares used in computing adjusted net income per share, basic	43,836	43,164	43,679	43,110
Adjusted net income per share, diluted	$0.05	$0.13	$0.45	$0.48
Shares used in computing adjusted net income per share, diluted	44,707	43,266	44,193	43,216

The Company’s “non-GAAP net income” excludes costs associated with legal proceedings, acquisition costs, and severance costs; some of which are unpredictable and can vary significantly from period to period; and certain other recurring and non-recurring expenses. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. In addition, the Company’s management uses such non-GAAP measures internally to evaluate and assess its core operations and to make ongoing operating decisions. This information is not intended to be considered in isolation or as a substitute for income from operations, net income, net income per share or expense information prepared in accordance with GAAP.

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